EXHIBIT 99.1

First Horizon National Corp. Completes Acquisition of Capital Bank Financial Corp.

MEMPHIS, Tenn. – First Horizon National Corporation (NYSE: FHN) announced today that it completed its acquisition of Capital Bank Financial Corp. (“Capital Bank Financial”). Effective November 30, 2017, Capital Bank Financial merged into First Horizon, and its subsidiary, Capital Bank Corporation, merged into First Tennessee Bank National Association.

The merger brings together two respected financial institutions under the First Horizon family of companies and creates the fourth largest regional bank in the Southeast with approximately $40 billion in assets, $32 billion in deposits, $27 billion in loans and 350 branches in Tennessee, North Carolina, South Carolina, Florida, Mississippi, Georgia, Texas and Virginia.

“We are excited to complete the merger of First Horizon and Capital Bank Financial and expand the capabilities of our company,” said Bryan Jordan, chairman and CEO of First Horizon. “We are proud to merge the talented teams at First Tennessee and Capital Bank to create an even stronger regional bank that offers differentiated customer service and enhances our presence throughout our markets.”

First Horizon, which is headquartered in Memphis, will retain its First Tennessee Bank brand in Tennessee, where it has a 153-year history. Branches outside Tennessee market areas will use the Capital Bank name.

“We’re excited about this opportunity to be a part of the region’s most respected family of financial institutions with a history of exemplary customer service,” said Gene Taylor, chairman and CEO of Capital Bank Financial. “There’s no doubt that the strength and talent of these combined organizations propels us forward and enhances our capacity to deliver sophisticated, high-touch financial service.”

Taylor and Peter N. Foss, members of the Capital Bank Financial Board of Directors, have joined the First Horizon Board of Directors. Taylor also became vice chairman of First Horizon.

Barclays Capital Inc. and Morgan Stanley & Co. LLC served as financial advisors to First Horizon, and Sullivan & Cromwell LLP served as First Horizon’s legal advisor. Sandler O’Neill + Partners L.P. and UBS Investment Bank served as financial advisors to Capital Bank Financial, and Wachtell, Lipton, Rosen & Katz served as Capital Bank Financial’s legal advisor.

About First Horizon

First Horizon National Corp. (NYSE:FHN) provides financial services through its First Tennessee, Capital Bank, FTB Advisors, and FTN Financial businesses. First Horizon operates 350 bank locations across the southern U.S. and 28 FTN Financial offices across the entire U.S. Our banking subsidiary was founded in 1864 and has the 14th oldest national bank charter in the country. Our First Tennessee and Capital Bank brands have the largest deposit market share in Tennessee and one of the highest customer retention rates of any bank in the country. We have been ranked by American Banker as No. 5 among the Top 10 Most Reputable U.S. Banks. Our FTB Advisors wealth management group has more than 300 financial advisors and about $30 billion in assets under administration. FTN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional customers in the U.S. and abroad. We have been recognized as one of the nation’s best employers by Working Mother and American Banker magazines and the National Association for Female Executives. More information is available at www.FirstHorizon.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon, and many of which, with respect to future business decisions and actions, are subject to change. Examples of uncertainties and contingencies include, among other important factors: global, general, and local economic and business conditions, including economic recession or depression; actions of regulators and agencies and changes in applicable laws and regulations; pending, threatened, or possible future regulatory, administrative, and judicial outcomes, actions, and proceedings; current or future Executive orders; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the transaction; First Horizon’s success in executing its business plan and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of First Horizon.

Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2016, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.firsthorizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC.

FHN-G

CONTACT: First Horizon

Investor Relations, Aarti Bowman, (901) 523-4017

Media Relations, James Dowd, (901) 523-4305